STEVEN TUNNEY APPOINTED CEO OF MCG CAPITAL CORPORATION

- MCG Announces Other Management Promotions
and a Planned Board Appointment -

Arlington, VA, August 24, 2006 -- MCG Capital Corporation (NASDAQ: MCGC) announced today that Steven F. Tunney, 45, has been appointed Chief Executive Officer, effective immediately. Mr. Tunney, who co-founded MCG Capital in 1998 and has served as its Chief Operating Officer since 1998 and its President since 2001, takes over from business founder Bryan J. Mitchell who has resigned from his position as CEO and as a director of the Company. Mr. Tunney will remain President, while MCG Chief Financial Officer Michael R. McDonnell, 42, will continue as CFO and assume the additional responsibilities of Chief Operating Officer. In addition, MCG Capital plans to appoint Executive Vice President of Business Development B. Hagen Saville to its Board of Directors in the seat previously held by Mr. Mitchell. The appointment will result in the Board maintaining eight members, five of whom are considered "independent." The Company also announced several senior level management promotions.

"Steve, Hagen and I have spent the last 10 years together building MCG. Over the last three years, the business has become one of the leading providers of capital in the country to select private middle market companies. I believe that Steve has earned the opportunity to run the company and therefore, I am choosing to resign from my role as CEO and Director of MCG Capital, effective immediately. I congratulate Steve on his ascendancy to the CEO position and Hagen on his election to the Board of Directors," commented MCG founder Bryan J. Mitchell on the news of changes at the company.

Kenneth J. O'Keefe, Chairman of MCG, commented, "We are grateful to Bryan for his past contributions to MCG. As a founder, he has played a significant role in our growth and success to date and positioned us with a strategy and a team that we are confident will continue to advance our business. We wish Bryan success in his future endeavors."

Mr. O'Keefe added, "Steve is a natural successor to Bryan, and we are very confident that his experience and in-depth knowledge of our operations will support a seamless transition as we pursue our long-term strategic initiatives. Steve not only co-founded MCG, but has also served as the Company's CFO, COO and President. In addition, Steve has served as a member of our Board since 1999, brings the perspective of a former customer to the CEO position, and possesses a strong financial background."

-more-

Tunney Appointed MCG Chief Executive Officer, 8/24/06 page 2

Prior to joining MCG, Mr. Tunney served as Vice President at First Union National Bank and Signet Bank and was part of the team that developed the strategy for executing MCG's management buy-out from First Union National Bank. From 1989 to 1995, he served as Chief Financial Officer of Cambridge Information Group, Inc., a Maryland based information services company that was MCG's first customer. Prior to joining Cambridge he was Financial Manager of Legent, Inc., an international software development firm. Mr. Tunney began his career as an auditor with Price Waterhouse.

Senior Management Promotions

Mr. Tunney commented, "As we reviewed our organizational structure and future plans, we also identified certain other executives who have played important roles in the Company's growth and development. These individuals are the foundation of our future success, and we are delighted to acknowledge their contributions to date, and importance to our ongoing growth, by elevating their positions in the Company and asking them to assume additional responsibilities."

  Robert J. Merrick was named Chief Investment Officer and will continue to serve as a member of the Board of Directors. Mr. Merrick previously served as Chief Credit Officer.
  Robert L. Marcotte and William B. Ford, were named to the Credit Committee of MCG Capital and will continue as Managing Directors of the Company.
  Derek R. Thomas was named Executive Vice President-Risk Management and Underwriting. Mr. Thomas formerly served as Senior Vice President of Underwriting.

About MCG Capital Corporation:

MCG Capital Corporation is a solutions-focused specialized commercial finance company providing financing and advisory services to middle market, growth-oriented companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.

For more information contact:

Michael R. McDonnell

Chief Financial Officer

MCG Capital Corporation

(703) 247-7500

mmcdonnell@mcgcapital.com

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